[GAYLORD ENTERTAINMENT LOGO]                                  [RESORTQUEST LOGO]


                        GAYLORD ENTERTAINMENT COMPLETES
                    ACQUISITION OF RESORTQUEST INTERNATIONAL

NASHVILLE, TENN. (Nov. 20, 2003) - Gaylord Entertainment Company (NYSE: GET) ("Gaylord") today announced that it has completed its acquisition of ResortQuest International, Inc. (NYSE: RZT) ("ResortQuest"). Each outstanding share of ResortQuest common stock was converted into a right to receive 0.275 shares of Gaylord common stock, plus cash in lieu of fractional shares. In connection with the merger, Gaylord is issuing approximately 5,318,363 shares of its common stock to former ResortQuest stockholders and reserved approximately 577,192 shares of its common stock for issuance in connection with stock options assumed in the transaction. Concurrently with the acquisition, Gaylord repaid ResortQuest's outstanding bank debt and secured notes.

"The addition of ResortQuest International, the nation's leading vacation rental property management company, to our existing hospitality and entertainment portfolio is a significant milestone for our Company, our customers and our shareholders," said Colin Reed, president and CEO of Gaylord Entertainment. "We are delighted to have the ResortQuest brand alongside our Gaylord Hotels and Grand Ole Opry brands, and will focus on cross-promoting these unique and complementary businesses."

ResortQuest stockholders who held their shares directly will receive notice in the mail describing the process for exchanging their ResortQuest common stock certificates for shares of Gaylord common stock. ResortQuest stockholders whose shares are held through intermediaries such as banks or brokers will receive information about their holdings from those institutions.

ABOUT GAYLORD ENTERTAINMENT

Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest International (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 78 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Golf Club, Wildhorse Saloon and WSM-AM Radio. For more information about the company, visit www.gaylordentertainment.com.

This press release contains statements as to Gaylord's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, the impact of the SEC investigation and other costs associated with changes to Gaylord's historical financial statements, business levels at Gaylord's hotels, risks associated with ResortQuest's business and Gaylord's ability to successfully integrate ResortQuest following its acquisition, the ability to complete potential divestitures successfully and the ability to consummate financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by Gaylord with the Securities and Exchange Commission. Gaylord does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.


INVESTOR RELATIONS CONTACTS:                    MEDIA CONTACTS:

David Kloeppel                                  Jim Brown
Gaylord Entertainment                           Gaylord Entertainment
(615) 316-6101                                  (615) 316-6302
dkloeppel@gaylordentertainment.com              jbrown@gaylordentertainment.com

         ~OR~                                            ~OR~

Jason Morgan                                    Dan O'Connor
Gaylord Entertainment                           Sloane & Company
(615) 316-6561                                  (212) 446-1865
jmorgan@gaylordentertainment.com                doconnor@sloanepr.com

         ~OR~

John Fernquest
Sloane & Company
(212) 446-1889
jfernquest@sloanepr.com